Exhibit 10.11


                                SERVICE AGREEMENT

      AGREEMENT between LP Innovations, Inc., a Massachusetts corporation with offices at 330 Turnpike Street, Canton, Massachusetts 02021 ("LPI") and Casual Male Retail Group (DBA CMRG), a Delaware corporation with an office at 555 Turnpike Street, Canton, MA 02021 ("Customer") entered into as of October 1, 2002, (the "Effective Date").

                                   WITNESSETH

      WHEREAS, Customer desires to retain LPI to provide Corporate Asset Protection and/or Retail Loss Prevention and/or Consulting Services; and

      WHEREAS, LPI and Customer acknowledge and agree that LPI will be retained as an independent contractor and shall have no decisionmaking role in the operations of Customer, including the supervision of Customer's employees; and

      WHEREAS, LPI desires to provide such services to Customer upon the terms and conditions contained herein.

      NOW, THEREFORE, in consideration of the obligations herein made and undertaken, the parties hereby agree as follows:

1.    SERVICE.

      LPI shall provide Customer with Consulting and/or Corporate Asset Protection and/or Retail Loss Prevention Services. The specific services to be performed by LPI (the "Services") and the corresponding fees to be paid therefore are set forth on Exhibit A & B attached hereto. LPI will provide monthly status reports of the Services provided under the Agreement and issues requiring the attention of Customer's management.

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      Customer acknowledges and agrees that the Services to be provided hereunder are solely for its benefit and nothing herein shall confer any rights to any other party, as a third party beneficiary or otherwise.

2.     TERM

       A. The original term of this Agreement shall commence on the Effective Date and, unless earlier terminated as provided herein, shall continue in effect until September 31, 2005 (the "Original Term").

       B. LPI and Customer agree that either party shall have the right to terminate this Agreement at any time in the event the other party is in default of the Agreement. A party shall be in default of this Agreement if that party fails to perform its duties and/or obligations under this Agreement and does not remedy such failure to perform within the applicable cure period. With the exception of an obligation to pay money pursuant to this Agreement, the applicable cure period shall be thirty (30) days from the receipt of written notice of a failure to perform. As to the payment of money under this Agreement, the applicable cure period shall be ten (10) days from the receipt of written notice of a failure to perform. If, after such notice and the appropriate cure period, the default has not been corrected then the Agreement may be immediately terminated through a written notice of such termination. In the event of any termination, Customer shall pay LPI all fees due for Services rendered through the effective date of termination.

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3.     RENEWAL OF TERM.

       Any renewal of the Original Term shall be mutually agreed to in writing by Customer and LPI.

4.     FEES.

       Customer shall pay fees to LPI for Services performed pursuant to this Agreement in accordance with the fee schedule set forth in Exhibit A & B.

5.     INVOICES.

      Unless specifically stated otherwise in Exhibit A & B, LPI will invoice Customer on a monthly basis, which invoices will itemize the specific fees and expenses to be paid. Customer shall remit payment to LPI for such invoices within thirty (30) days of receipt of each such invoice. If Customer fails to remit payment to LPI for any such invoice within thirty (30) days, LPI shall not be obligated to continue to perform any of the terms of this Agreement until the appropriate payment is remitted. This Section shall not alter or limit either party's right to terminate this Agreement pursuant to Section 2.

6.    INDEPENDENT CONTRACTOR.

      LPI and Customer acknowledge and agree that LPI is being retained by Customer as an independent contractor and that LPI's employees and/or representatives are not, and will not become, employees of Customer. LPI shall assume full responsibility for all payments to be made to its personnel and for payment of all Federal, state and local taxes, social security taxes, worker's compensation and unemployment insurance applicable to LPI and its personnel. As an

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independent contractor, neither LPI nor any of its employees shall have any supervisory control or authority over the employment and/or terms of employment of any employee of Customer. LPI and its employees shall exercise no amount of control or supervision over the terms and/or conditions of the employment of any of Customer's employees, including (1) controlling the manner and means by which an employee's work is accomplished or (2) making or carrying out employment-related decisions, including: (a) hiring, (b) firing, (c) discipline,
(d) pay rates or increases and/or (e) recordkeeping.

7.     INDEMNIFICATION.

       Customer shall indemnify and hold harmless LPI and its affiliates, directors, officers, employees, agents, contractors, subcontractors and suppliers from and against any and all claims, demands, actions, suits or judgments arising out of or based upon LPI's relationship with and/or provision of services for Customer. In addition, each party shall indemnify and hold the other party and that party's affiliates, directors, officers, employees, agents, contractors, subcontractors and suppliers harmless from and against any and all third party claims, demands, actions, suits or judgments for personal injury or property damage to the extent arising or resulting from the indemnifying party's willful misconduct or willful misconduct of the indemnifying party's employees or agents or any such person or entity's failure to comply with any Federal, state or local statute or regulation.


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8.     LIMITATION OF LIABILITY.

       Except for any such damages arising under either party's obligations set forth in Section 7 (Indemnification), in no event shall either party be liable to the other for any indirect, special, consequential, punitive or unforeseeable damages of any type under any circumstances.

9.     INSURANCE.

       LPI will procure and maintain policies of insurance (the "Policies") having the following limits:

               A. Comprehensive General Liability Insurance including contractual liability, broad form property damage and personal injury liability protection with a combined $1,000,000 bodily injury and property damage per occurrence limit.

               B.   Excess liability in the amount of $4,000,000.

               C. Fidelity Insurance including employee dishonesty with a minimum limit of $1,000,000. LPI will furnish to Customer Certificates of Insurance evidencing such coverage and naming Customer as an additional insured under each of the Policies. The Policies will each include a provision that they may not be cancelled without thirty (30) days prior written notice to Customer of such cancellation.

10.    NON-SOLICITATION.

       A. Customer agrees that during the term of this Agreement and for the period of one (1) year thereafter, regardless of the reason for the expiration or termination of this Agreement, Customer will not hire or engage in any manner (or assist any company or business organization

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with whom Customer is affiliated or which is directly or indirectly controlled by Customer to hire or engage in any manner) any person who is or was employed by LPI at any time during the term of this Agreement or any person who is or was an agent, representative, subcontractor, contractor or consultant of LPI at any time during the term of this Agreement.

       B. Customer further agrees that during the term of this Agreement and for the period of one (1) year thereafter, regardless of the reason for the expiration or the termination of this Agreement, Customer will not solicit, recruit or induce in any manner (or assist any company or business organization with whom Customer is affiliated or which is directly or indirectly controlled by Customer to solicit, recruit or induce in any manner) any person who is or was employed by LPI at any time during the term of this Agreement, or is or was an agent, representative, subcontractor, contractor or consultant of LPI at any time during the term of this Agreement, to leave or terminate his or her employment or relationship with LPI.

11.    CONFIDENTIAL INFORMATION AND NONDISCLOSURE.

       A. Customer acknowledges that LPI may furnish to Customer Confidential Information (as defined in Section B below). Customer acknowledges and agrees that such Confidential Information is the sole and exclusive property of LPI and that LPI owns all worldwide rights therein under patent, copyright, trade secret, confidential information, or other property right laws. Customer agrees and acknowledges that the disclosure of Confidential Information to Customer does not confer upon Customer any license, interest or rights in or to the Confidential Information. Customer may only use Confidential Information solely for the benefit of LPI. During the term of this Agreement and at any time thereafter, Customer shall hold in confidence and not disclose, reproduce, distribute, transmit, reverse engineer, decompile,

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disassemble, transfer, misappropriate or use, directly or indirectly, in any form, by any means, or for any purpose, whether for Customer's own account or for the account of any other person or entity, the Confidential Information or any portion thereof. Customer agrees to return all of the Confidential Information in Customer's possession or under Customer's control and all materials related thereto promptly, upon request, by LPI and, in any event, promptly upon any termination or expiration of this Agreement.

       B. As used herein, "Confidential Information" shall include all information acquired by Customer which in any way relates to the business and affairs of LPI, including, but not limited to, any information which is treated as confidential by LPI, information which has value to its owner, nonpublic information, trade secrets, technical or non-technical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans or financial information, product plans, lists of actual or potential strategies, marketing approaches, sales techniques, finances, business affairs and circumstances of LPI.

       C. LPI acknowledges that Customer may furnish to LPI Confidential Information (as defined in Section D below). LPI acknowledges and agrees that such Confidential Information is the sole and exclusive property of Customer and that Customer owns all worldwide rights therein under patent, copyright, trade secret, confidential information, or other property right laws. LPI agrees and acknowledges that the disclosure of Confidential Information to LPI does not confer upon LPI any license, interest or rights in or to the Confidential Information. LPI may only use Confidential Information solely for the benefit of Customer. During the term of this Agreement and at any time thereafter, LPI shall hold in confidence and not disclose, reproduce, distribute, transmit, reverse engineer, decompile, disassemble, transfer, misappropriate or use, directly or indirectly, in any form, by any means, or for any purpose, whether for LPI's own account or for

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the account of any other person or entity, the Confidential Information or any portion thereof. LPI agrees to return all of the Confidential Information in LPI's possession or under LPI's control and all materials related thereto promptly, upon request, by Customer and, in any event, promptly upon any termination or expiration of this Agreement.

       D. As used herein, "Confidential Information" shall include all information acquired by LPI which in any way relates to the business and affairs of Customer, including, but not limited to, any information which is treated as confidential by Customer, information which has value to its owner, nonpublic information, trade secrets, technical or non-technical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans or financial information, product plans, lists of actual or potential strategies, marketing approaches, sales techniques, finances, business affairs and circumstances of Customer.

12.    NO REPRESENTATIONS AND WARRANTIES.

       Customer acknowledges and agrees that LPI is not an insurer, and Customer agrees that it will carry its own insurance to protect it from the loss or destruction of its goods or property and from personal injury. Except as provided in this section and in Section 7 above, Customer waives any right of recovery from LPI with respect to the foregoing. Customer further acknowledges and agrees that the amounts payable to LPI pursuant to this Agreement are based on the hours and quality of Service provided by LPI and are not related to the value of property that Customer wishes to protect. LPI represents and warrants that the Services will be performed (a) in a professional manner in accordance with the standards of service customary in the loss prevention industry and (b) in accordance with all the terms of this Agreement. Except as

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otherwise stated in the immediately preceding sentence, LPI is not making any representation, warranty or guarantee of any kind whatsoever including, without limitation, any implied warranty of merchantability or fitness with regard to the Services provided or that the services supplied by LPI will avert or prevent losses which such services are designed to detect or avert. LPI's sole responsibility for any claims asserted with respect to property loss or damage or personal injury shall be only as expressly set forth herein.

13.    NO WAIVER.

       The failure of either party hereto to enforce any provision hereof on any occasion shall not be deemed to be a waiver of any preceding or succeeding breach of such provision or any other provision.

14.    ENTIRE AGREEMENT.

       This Agreement and Exhibit A & B attached hereto constitute the entire understanding of the parties with respect to the subject matter hereof and supersede all prior representations, proposals, discussions and communications whether oral or in writing. This Agreement may be modified only in writing signed by both Customer and LPI.

15.    ASSIGNMENT.

       Neither party shall assign, transfer or subcontract this Agreement or any of their obligations hereunder without the prior written consent of the other party. Provided, however, that either party may assign this Agreement without the consent of the other to a parent or an

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affiliated corporation or to any corporation into which the assigning party has been consolidated or merged.

16.    NOTICE.

       Any notice given pursuant to this Agreement shall be in writing and shall be deemed duly given and received upon personal delivery or by registered or certified mail postage prepaid, return receipt requested. Notices shall be deemed duly given and received upon personal delivery, or if mailed, on the third business day following the mailing thereof. All notices should be addressed to the parties hereto at the addresses hereinafter noted:

      If to LPI:        LP Innovations, Inc.
                        330 Turnpike Street
                        Canton, MA 02021
                        Attn: President

      If to Customer:   Casual Male Retail Group
                        555 Turnpike Street
                        Canton, MA 02021
                        Attn: Legal Department

17.    GOVERNING LAW; ARBITRATION.

       This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. Any dispute, controversy or claim arising out of, in connection with, or in relation to this Agreement or any breach thereof shall be finally settled by arbitration in Boston, Massachusetts, unless another location is mutually agreed to by the parties, pursuant to the rules of the American Arbitration Association then in effect. Any award shall be final, binding and conclusive upon the parties and a judgment upon the award rendered thereon may be entered in any court having jurisdiction thereof. The arbitrator shall choose the form of

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final decision that, in its judgment, is most consistent with the terms of this
Agreement and the intent of the parties, including by awarding specific performance of either party's obligations hereunder. Customer and LPI further agree that nothing in this Section or this Agreement will impede or affect any party's ability to obtain a preliminary injunction from a Court of competent jurisdiction ordering specific performance of the obligations in Sections 10 through 11 hereof pending a final decision by arbitration. LPI and Customer also agree that the breach of this Agreement by any party will cause irreparable damage to the other party and that in the event of such breach the other party shall have in addition to any and all remedies at law, the right to an injunction, specific performance or other equitable relief to prevent the violation of this Agreement.

18.    SEVERABILITY.

       In the event any paragraph or provision of this Agreement shall be held to be illegal or unenforceable, such paragraph or provision shall be severed from this Agreement and the entire Agreement shall not fail on account thereof, but shall otherwise remain in full force and effect. However, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable at law, such provision or provisions shall (if permitted by the law as it shall then appear) be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear. This Agreement may be signed in two or more counterparts, each of which shall be deemed an original and all of which shall together constitute one agreement.

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19.    SURVIVAL.

       The provisions of Section 7 (INDEMNIFICATION) and Section 12 (NO REPRESENTATIONS AND WARRANTIES) shall survive the termination or expiration of this Agreement.

20.    COUNTERPARTS.

       This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

                                                LP INNOVATIONS, INC.

                                                /s/ Steven P. May
                                                -------------------------------
                                                By:   Steven P. May
                                                Its:  President
                                                Date: October 1, 2002
                                                      -------------------------


                                                Casual Male Retail Group

                                                /s/ David Levin
                                                -------------------------------
                                                By:   David Levin
                                                Its:  CEO and President
                                                Date: October 1, 2002
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